UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 23, 2010

BANCTRUST FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Alabama	0-15423	63-0909434
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

100 St. Joseph Street, Mobile, Alabama	36602
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (251) 431-7800

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

___	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On February 23, 2010, the Board of Directors of the registrant, BancTrust Financial Group, Inc., approved amendments to the registrant’s code of ethics applicable to its principal executive officer, principal financial officer, principal accounting officer, controller or persons performing similar functions.  These amendments strengthened the language in the code regarding internal reporting of violations of the code of ethics and made clear that failure to adhere to the rules and principles set forth in the policy may result in corrective action up to and including removal from one’s office or position or termination of employment. The amendments also added the following language to the code:

If in doubt as to the appropriateness of a specific gift or favor for purposes of this policy, you should consult the Head of Human Resources for guidance.

Employees may not directly or indirectly process their own personal or immediate family member’s banking transactions.  This does not limit an Employee’s ability to use Internet Banking with respect to his or her own accounts.

 Employees may not directly or indirectly knowingly or by violation of policies or procedures falsify or misrepresent any Company document or information.

 Company documents, records, files and accounts must be reflected accurately and fairly.  Officers and Employees are prohibited from entering into any agreement or contract on behalf of the Company or its Affiliates that exceeds their authority, and they must always be truthful and accurate in handling internal and external business dealings, including, without limitation, business travel expenses and internal or external investigations.

The recently-approved amendments also included non-substantive changes.  The amendments described in this report were not made in response to any particular circumstance or situation.  They were made as part of a periodic review and evaluation of the registrant’s code of ethics.

The registrant’s code of ethics is posted on its website at www.banktrustonline.com and can be found by following the link to “Investor Relations” and then following the link to “Corporate Governance.”  The registrant will furnish a copy of its code of ethics to any person without charge upon request.  Requests for the code of ethics should be submitted in writing to the Corporate Secretary at the address listed below:

                F. Michael Johnson
                BancTrust Financial Group, Inc.
                P.O. Box 3067
                Mobile, Alabama 36652

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BANCTRUST FINANCIAL GROUP, INC.
DATE: February 24, 2010	By	/s/F. Michael Johnson
F. Michael Johnson
Executive Vice President, Chief Financial Officer and Secretary